Exhibit 99.1

NRG Energy, Inc. Reports Second Quarter Results; Completed First NRG Yield Drop Down and Announces Formation of NRG Home and NRG Renew

Second Quarter 2014 Financial Highlights

•                  $671 million of Adjusted EBITDA; with $389 million from wholesale, $173 million from retail and $109 million from NRG Yield

•                  $3,010 million of total liquidity

Year-to-date 2014 Financial Highlights

•                  $1,487 million of Adjusted EBITDA; with $1,005 million from wholesale, $281 million from retail and $201 million from NRG Yield

•                  $286 million of Free Cash Flow (FCF) before growth investments;

2014 Financial Guidance

•                  Reaffirming full year 2014 Guidance as follows:

•                  Adjusted EBITDA of $3,200-$3,400 million

•                  FCF before Growth investments of $1,200-$1,400 million

Business and Operational Highlights

•                  Completed the first drop-down transaction with NRG Yield on June 30, 2014 for total cash consideration of $357 million

•                  Intending to offer additional assets representing, on an annual basis, $120 million of Adjusted EBITDA and $35 million in CAFD to NYLD during 3rd quarter

•                  Achieved key milestone with the formation of a 50/50 joint venture with JX Nippon Oil & Gas Exploration Corporation (JX Nippon), and debt financing with Japan Bank for International Cooperation (JBIC) and Mizuho Bank, Ltd., to build and operate the world’s largest post-combustion carbon capture facility on an existing coal plant for use in enhanced oil recovery

•                  Following successful debt and equity offerings, NRG Yield remains on track to close the acquisition of North America’s largest wind farm, the 947 MW Alta Wind facility located in Tehachapi, California, for $870 million in the third quarter

•                  Announcing optimized environmental compliance plan for Midwest Generation

•                  Grew retail customer count by 35,000 across both Texas and the Northeast in addition to the acquisition of 500,000 Dominion retail customers where we are achieving better than expected earnings and customer retention rate

•                  Announcing the reorganization of NRG’s retail, residential solar and home product and services business into NRG Home and its wind, large scale solar and renewables driven microgrid business into NRG Renew

PRINCETON, NJ; August 7, 2014 — NRG Energy, Inc. (NYSE: NRG) today reported second quarter 2014 Adjusted EBITDA of $671 million with Wholesale contributing $389 million, Retail contributing $173 million and NRG Yield contributing $109 million. Year-to-date adjusted cash flow from operations totaled $564 million. Net loss for the first six months of 2014 was ($153) million, or ($0.48) per diluted common share compared to net loss of ($208) million, or ($0.66) per diluted common share for the first six months of 2013.

“The company’s core wholesale and retail business continue to perform strongly, taking advantage of whatever opportunities have presented themselves in their respective commodity markets,” said David Crane, NRG’s President and Chief Executive Officer. “The formation of NRG Home and NRG Renew will enable NRG to take full advantage of, and realize enhanced value from, the burgeoning growth opportunities that we see arising out of the clean energy sector.”

Segment Results

Table 1: Adjusted EBITDA

($ in millions)	Three Months Ended		Six Months Ended
Segment	6/30/14	6/30/13	6/30/14	6/30/13
Retail	173	140	281	243
Wholesale
Gulf Coast	88	140	145	206
East	156	168	681	327
West	66	52	86	59
NRG Yield(1)	109	65	201	97
Renewables	97	28	104	52
Corporate	(18)	(9)	(11)	(17)
Adjusted EBITDA(2)	671	584	1,487	967

(1)         In accordance with GAAP, 2014 and 2013 results restated to include full impact of the assets in the ROFO drop down transaction which closed on June 30, 2014

(2)         Detailed adjustments by region are shown in Appendix A

Table 2: Net (Loss)/ Income

($ in millions)	Three Months Ended		Six Months Ended
Segment	6/30/14	6/30/13	6/30/14	6/30/13
Retail	(112)	(82)	179	287
Wholesale
Gulf Coast	134	180	(203)	(251)
East	6	133	225	(25)
West	33	36	41	32
NRG Yield	28	35	50	46
Renewables	(19)	(22)	(67)	(38)
Corporate	(167)	(156)	(378)	(259)
Net (Loss) / Income	(97)	124	(153)	(208)

Retail: Second Quarter Adjusted EBITDA was $173 million; $33 million higher than in second quarter 2013 primarily driven by improved operating efficiencies, a continued advancement in customer count, and a focus on maintaining unit margins, partially offset by lower C&I volumes and unfavorable supply costs.

Wholesale

Gulf Coast: Second Quarter Adjusted EBITDA was $88 million; $52 million lower than in second quarter 2013. Gross margin declined by $32 million due to lower generation in ERCOT driven by milder weather and lower prices, partially offset by gains in South Central/MISO due to higher energy prices. The balance of the decline was due to timing of outages.

East: Second Quarter Adjusted EBITDA was $156 million; $12 million lower than in second quarter 2013 primarily driven by maintenance costs at certain Midwest Gen assets, partially offset by higher generation in PJM’s Maryland coal assets and higher capacity pricing in New York.

West: Second Quarter Adjusted EBITDA was $66 million; $14 million higher than in second quarter 2013. Increases were primarily driven by the addition of the EME gas fleet, partially offset by reductions in capacity revenues from expired toll contracts at Coolwater plant and closing of Contra Costa plant in third quarter 2013.

NRG Yield: Second Quarter Adjusted EBITDA was $109 million; $44 million higher than in second quarter 2013. The performance was the result of new assets achieving commercial operations as well as higher sales volumes in the Thermal business.

Renewables: Second Quarter Adjusted EBITDA was $97 million; $69 million higher than in second quarter 2013. This change is primarily driven by the addition of the EME Wind Portfolio, as well as Ivanpah and CVSR plants which achieved commercial operations in fourth quarter 2013.

Liquidity and Capital Resources

Table 3: Corporate Liquidity

($ in millions)	6/30/14	3/31/14		12/31/13
Cash and Cash Equivalents	1,481	3,187		2,254
Restricted cash	286	209		268
Total	1,767	3,396		2,522
NRG Corporate Credit Facility Availability	1,243	1,303		1,173
Total Liquidity	3,010	4,699		3,695
Excess Cash from Recent Equity and Debt Offerings(1)	188
Pro Forma Liquidity	3,198	4,699	(2)	3,695

(1) Represents total cash proceeds from NRG Yield equity and debt issuances above expected funding requirements for Alta Wind transaction (expected to close 3rd Quarter 2014)

(2) Included $1,599 million used to fund the acquisition of EME on April 1, 2014

Total liquidity as of June 30, 2014, was $3,010 million, a decrease of $685 million from December 31, 2013, largely as a result of the cash requirements for the EME acquisition. The increase of $70 million in available credit facilities was more than offset by the decrease in cash of $755 million, consisting of the following:

•                  $2,581 million of cash outflows through June 2014, consisting of:

•                  $1,868 million for acquisitions and growth projects, net, including $1,599 million net cash used to acquire EME on April 1, 2014;

•                  $297 million of collateral;

•                  $250 million of maintenance and environmental capital expenditures, net;

•                  $91 million common and preferred stock dividends; and

•                  $75 million of merger and integration expenses.

•                  Partially offset by $1,826 million of cash inflows through June 2014, consisting of:

•                  $1,148 million of net financing activities consisting of: $2,100 million senior note debt proceeds; $337 million NRG Yield convertible notes issuance, net of fees; partially offset by $1,289 million debt payments* (excluding cash grant debt repayments which are included with growth projects);

•                  $564 million of adjusted cash flow from operations;

•                  $77 million of net proceeds from sale of assets; and

•                  $37 million of other net investing and financing activities.

*Excludes remaining redemption of $223 million of 2019 senior notes for which NRG issued a call notice on August 4, 2014

Drop-Down of Assets to NRG Yield

On June 30, 2014, NRG Energy, Inc. completed the previously announced, first drop-down of assets to NRG Yield, Inc. for total cash consideration of $357 million, representing a base purchase price of $349 million and $8 million of working capital adjustments, plus the assumption of $612 million in project debt, and consisting of the following assets (pursuant to the Right of First Offer Agreement with NRG Yield):

•                  TA High Desert — 20 MW solar facility located in Los Angeles County, CA

•                  RE Kansas South — 20 MW solar facility located in Kings County, CA

•                  El Segundo Energy Center — 550 MW fast-start, gas-fired facility located in Los Angeles County, CA

The cash proceeds of $357 million from these drop-downs represent a 1.6X return on cash equity invested in the projects and an increase in capital available for allocation at NRG Energy, Inc.

During the third quarter, NRG Energy, Inc. intends to offer for drop-down a second set of assets to NRG Yield, Inc. representing, on an annual basis, approximately $120 million of Adjusted EBITDA and $35 million of CAFD. The assets include:

•                  Walnut Creek — 500 MW natural gas facility located in City of Industry, CA

•                  Tapestry — three wind facilities totaling 204 MW: including Buffalo Bear 19 MW in Oklahoma, Taloga 130 MW in Oklahoma, and Pinnacle 55 MW in Pennsylvania

•                  Laredo Ridge — 81 MW wind facility located in Petersburg, NE

Optimized Environmental Plan for Midwest Generation

NRG is announcing its environmental compliance plan for Midwest Generation which was acquired as part of the Edison Mission transaction that closed on April 1, 2014. As part of the plan, NRG will be investing approximately $545 million(1) which will encompass converting the 1,326 MW Joliet facility to natural gas, installing emissions control technology at both the 1,538 MW Powerton and Waukegan facilities, and retiring Will County Unit 3. The effect of the overall investment will be to reduce overall carbon dioxide emissions by at least 16 million tons per year, and lower both SO2 and NOx emissions by 90% and 65%, respectively.

Growth Initiatives and Strategic Developments

NRG continued to enhance its competitiveness and strategic positioning through a wide range of growth and reorganization initiatives, including:

Acquisition of Alta Wind: NRG Yield is on track to close in the third quarter the acquisition of the largest wind farm in North America, 947 MW Alta Wind facility located in Tehachapi, California, for $870 million, plus the assumption of $1.6 billion of non-recourse project financings and subject to customary working capital adjustments. NRG Yield plans to fund the purchase price through proceeds from the recently completed $630 million common stock equity offering, net of fees, and $492 million bond issuance, net of fees. The transaction is expected to increase both the annual run-rate EBITDA by approximately $220 million and Cash Available for Distribution by approximately $70 million (before debt service associated with acquisition financing) by 2016. The facility is contracted with Southern California Edison under long-term PPAs with an average 21 years of remaining contract life.

(1)  Excludes Interest During Construction

Petra Nova Carbon Capture Project: On July 3, 2014, NRG Energy, Inc., through its wholly owned subsidiary Petra Nova Holdings LLC, formed a 50/50 joint venture with JX Nippon, to build and operate the Petra Nova Carbon Capture Project. Using proven technology, the Project will be a commercial-scale carbon capture system that captures 90% of the carbon dioxide (CO2) from an approximately 240 MW flue gas stream from the 610 MW Unit 8 at the WA Parish power plant in Fort Bend County, southwest of Houston. The overall cost of the project, including costs already incurred, is anticipated to be approximately $1 billion to be funded by:

•                  Equity contributions of approximately $300 million each from both NRG and JX Nippon, of which NRG has already contributed $76 million, net of $76 million reimbursement from JX Nippon;

•                  Debt of $250 million provided by JBIC and Mizuho Bank, Ltd., backed by Nippon Export and Investment Insurance (NEXI), which closed on July 14, 2014 and full notice to proceed issued on July 15, 2014; and

•                  Up to $167 million from the DOE CCPI grant of which approximately $7 million has already been received from the grant in the initial design and engineering phase.

The Company has begun construction on the Project and when complete, the Project is expected to be the world’s largest post-combustion carbon capture facility on an existing coal plant. The Project is expected to be complete by the end of 2016.

Reorganizing to Capture High Growth Opportunities: Over the balance of the year, NRG will be implementing a reorganization aimed at focusing the Company more directly on the high growth segments of the industry and capitalizing on the strengths NRG brings to those areas of the business. NRG, or the NRG Group of Companies, will consist of three main business lines: “NRG Business”- which will consist of our conventional wholesale generation portfolio and our fast growing B2B segment that includes reliability services, onsite generation and our thermal operations and development; “NRG Home”- which is intended to realize the obvious synergies between our nearly 3 million retail customers, our growing residential solar business and other home energy products and services; and “NRG Renew”- the largest solar and third largest renewable company in the United States. The NRG group of companies will also include two special purpose companies encompassing Petra Nova and our national eVgo electric car charging network, respectively, and, of course, “NRG Yield” which is intended to enable and competitively enhance from a cost of capital perspective the contracted assets of all of the NRG companies in the Group.

Outlook for 2014

The Company is reaffirming guidance for fiscal year 2014 with respect to both Adjusted EBITDA and FCF before Growth investments and assumes, in each case, normalized weather for the remainder of 2014.

Table 4: 2014 Adjusted EBITDA and FCF before Growth investments Guidance

	8/7/2014	5/6/2014
($ in millions)	2014	2014
Adjusted EBITDA	3,200 –3,400	3,200 –3,400
Interest payments(2)	(1,061)	(1,065)
Income tax	(40)	(40)
Working capital/other changes	(70)	(70)
Adjusted Cash flow from operations	2,029 – 2,229	2,025 – 2,225
Maintenance capital expenditures, net	(375)-(395)	(375)-(395)

(1) Includes debt extinguishment costs associated with refinancing’s of $70 million and $73 million for August 7, 2014 and May 6, 2014 Guidance, respectively

Environmental capital expenditures, net	(340)-(360)	(320)-(340)
Preferred dividends	(9)	(9)
Distributions to non-controlling interests	(100)	(100)
Free cash flow — before Growth investments	1,200 – 1,400	1,200 – 1,400

Notes - subtotals and totals are rounded

2014 Dividend Program

On July 18, 2014, NRG declared a quarterly dividend on the company’s common stock of $0.14 per share, payable August 15, 2014, to stockholders of record as of August 1, 2014.

The Company’s common stock dividend is subject to available capital, market conditions and compliance with associated laws and regulations.

Earnings Conference Call

On August 7, 2014, NRG will host a conference call at 9:00 am Eastern to discuss these results. Investors, the news media and others may access the live webcast of the conference call and accompanying presentation materials by logging on to NRG’s website at http://www.nrg.com and clicking on “Presentations and Webcasts” under the “Investors” section at the bottom of the home page. The webcast will be archived on the site for those unable to listen in real time.

About NRG

NRG is leading a customer-driven change in the U.S. energy industry by delivering cleaner and smarter energy choices, while building on the strength of the nation’s largest and most diverse competitive power portfolio. A Fortune 250 company, we create value through reliable and efficient conventional generation while driving innovation in solar and renewable power, electric vehicle ecosystems, carbon capture technology and customer-centric energy solutions. Our retail electricity providers serve almost 3 million residential and commercial customers throughout the country. More information is available at www.nrgenergy.com. Connect with NRG Energy on Facebook and follow us on Twitter @nrgenergy.

Safe Harbor Disclosure

In addition to historical information, the information presented in this communication includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. These statements involve estimates, expectations, projections, goals, assumptions, known and unknown risks and uncertainties and can typically be identified by terminology such as “may,” “should,” “could,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “expect,” “intend,” “seek,” “plan,” “think,” “anticipate,” “estimate,” “predict,” “target,” “potential” or “continue” or the negative of these terms or other comparable terminology. Such forward-looking statements include, but are not limited to, statements about the Company’s future revenues, income, indebtedness, capital structure, plans, expectations, objectives, projected financial performance and/or business results and other future events, and views of economic and market conditions.

Although NRG believes that its expectations are reasonable, it can give no assurance that these expectations will prove to have been correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated above include, among others, general economic conditions, hazards customary in the power industry, weather conditions, competition in wholesale power markets, the volatility of energy and fuel prices, failure of customers to perform under contracts, changes in the wholesale power markets, changes in government regulation of markets and of environmental emissions, the condition of capital markets generally, our ability to access capital markets, unanticipated outages at our generation facilities, adverse results in current and future litigation, failure to identify or successfully implement acquisitions and repowerings, our ability to implement value enhancing improvements to plant operations and companywide processes, our ability to obtain federal loan guarantees, the inability to maintain or create successful partnering relationships, our ability to operate our businesses efficiently including NRG Yield, our ability to retain retail customers, our ability to realize value through our commercial operations strategy and the creation of NRG Yield, the ability to successfully integrate the businesses of acquired companies, the ability to realize anticipated benefits of acquisitions (including expected cost savings and other synergies) or the risk that anticipated benefits may take longer to realize than expected, and our ability to pay dividends and initiate share repurchases under our Capital Allocation Plan, which may be made from time to time subject to market conditions and other factors, including as permitted by United States securities laws. Furthermore, any common stock dividend is subject to available capital and market conditions.

NRG undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. The adjusted EBITDA and free cash flow guidance are estimates as of August 7, 2014. These estimates are based on assumptions believed to be reasonable as of that date. NRG disclaims any current intention to update such guidance, except as required by law. The foregoing review of factors that could cause NRG’s actual results to differ materially from those contemplated in the forward-looking statements included in this Earnings Presentation should be considered in connection with information regarding risks and uncertainties that may affect NRG’s future results included in NRG’s filings with the Securities and Exchange Commission at www.sec.gov.

Contacts:

Media:	Investors:

Karen Cleeve	Chad Plotkin
609.524.4608	609.524.4526

David Knox	Daniel Keyes
832.357.5730	609.524.4527

NRG ENERGY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
(In millions, except for per share amounts)	2014	2013	2014	2013
Operating Revenues
Total operating revenues	$3,621	$2,929	$7,107	$5,010
Operating Costs and Expenses
Cost of operations	2,817	2,051	5,550	3,804
Depreciation and amortization	386	313	721	620
Selling, general and administrative	268	230	494	457
Acquisition-related transaction and integration costs	40	27	52	69
Development activity expenses	21	21	40	39
Total operating costs and expenses	3,532	2,642	6,857	4,989
Gain on sale of assets	—	—	19	—
Operating Income	89	287	269	21
Other Income/(Expense)
Equity in earnings of unconsolidated affiliates	14	8	21	11
Other income, net	5	—	16	4
Loss on debt extinguishment	(40)	(21)	(81)	(49)
Interest expense	(274)	(206)	(529)	(402)
Total other expense	(295)	(219)	(573)	(436)
(Loss)/Income Before Income Taxes	(206)	68	(304)	(415)
Income tax benefit	(126)	(63)	(157)	(215)
Net (Loss)/Income	(80)	131	(147)	(200)
Less: Net income attributable to noncontrolling interest	17	7	6	8
Net (Loss)/Income Attributable to NRG Energy, Inc.	(97)	124	(153)	(208)
Dividends for preferred shares	3	3	5	5
(Loss)/Income Available for Common Stockholders	$(100)	$121	$(158)	$(213)
(Loss)/Earnings Per Share Attributable to NRG Energy, Inc. Common Stockholders
Weighted average number of common shares outstanding — basic	337	323	331	323
(Loss)/Earnings per Weighted Average Common Share — Basic	$(0.30)	$0.37	$(0.48)	$(0.66)
Weighted average number of common shares outstanding — diluted	337	327	331	323
(Loss)/Earnings per Weighted Average Common Share — Diluted	$(0.30)	$0.37	$(0.48)	$(0.66)
Dividends Per Common Share	$0.14	$0.12	$0.26	$0.21

NRG ENERGY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS)/INCOME

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
	(In millions)
Net (Loss)/Income	$(80)	$131	$(147)	$(200)
Other Comprehensive (Loss)/Income, net of tax
Unrealized (loss)/gain on derivatives, net of income tax (benefit)/expense of $(3), $12, $(6), and $3	(19)	17	(28)	24
Foreign currency translation adjustments, net of income tax expense/(benefit) of $2, $(12), $4, and $(12)	(3)	(19)	3	(19)
Available-for-sale securities, net of income tax (benefit)/expense of $(6), $2, $(4), and $1	7	—	13	2
Defined benefit plans, net of tax (benefit)/expense of $(7), $9, $(7), and $4	10	20	12	25
Other comprehensive (loss)/income	(5)	18	—	32
Comprehensive (Loss)/Income	(85)	149	(147)	(168)
Less: Comprehensive income/(loss) attributable to noncontrolling interest	12	7	(3)	8
Comprehensive (Loss)/Income Attributable to NRG Energy, Inc.	(97)	142	(144)	(176)
Dividends for preferred shares	3	3	5	5
Comprehensive (Loss)/Income Available for Common Stockholders	$(100)	$139	$(149)	$(181)

NRG ENERGY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions, except shares)	June 30, 2014	December 31, 2013
	(unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$1,481	$2,254
Funds deposited by counterparties	9	63
Restricted cash	286	268
Accounts receivable — trade, less allowance for doubtful accounts of $26 and $40	1,482	1,214
Inventory	996	898
Derivative instruments	1,701	1,328
Cash collateral paid in support of energy risk management activities	572	276
Deferred income taxes	79	258
Renewable energy grant receivable, net	614	539
Prepayments and other current assets	537	498
Total current assets	7,757	7,596
Property, plant and equipment, net of accumulated depreciation of $7,230 and $6,573	21,576	19,851
Other Assets
Equity investments in affiliates	865	453
Notes receivable, less current portion	85	73
Goodwill	2,116	1,985
Intangible assets, net of accumulated amortization of $1,268 and $1,977	1,434	1,140
Nuclear decommissioning trust fund	576	551
Derivative instruments	413	311
Deferred income taxes	1,500	1,202
Other non-current assets	1,307	740
Total other assets	8,296	6,455
Total Assets	$37,629	$33,902
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of long-term debt and capital leases	$833	$1,050
Accounts payable	1,103	1,038
Derivative instruments	1,736	1,055
Cash collateral received in support of energy risk management activities	9	63
Accrued expenses and other current liabilities	1,065	998
Total current liabilities	4,746	4,204
Other Liabilities
Long-term debt and capital leases	18,165	15,767
Nuclear decommissioning reserve	302	294
Nuclear decommissioning trust liability	336	324
Deferred income taxes	71	22
Derivative instruments	354	195
Out-of-market contracts	1,175	1,177
Other non-current liabilities	1,254	1,201
Total non-current liabilities	21,657	18,980
Total Liabilities	26,403	23,184
3.625% convertible perpetual preferred stock (at liquidation value, net of issuance costs)	249	249
Commitments and Contingencies
Stockholders’ Equity
Common stock	4	4
Additional paid-in capital	8,303	7,840
Retained earnings	3,445	3,695
Less treasury stock, at cost — 77,275,933 and 77,347,528 shares, respectively	(1,940)	(1,942)
Accumulated other comprehensive income	5	5
Noncontrolling interest	1,160	867
Total Stockholders’ Equity	10,977	10,469
Total Liabilities and Stockholders’ Equity	$37,629	$33,902

NRG ENERGY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six months ended June 30,
	2014	2013
	(In millions)
Cash Flows from Operating Activities
Net loss	$(147)	(200)
Adjustments to reconcile net loss to net cash provided/(used) by operating activities:
Distributions and equity in earnings of unconsolidated affiliates	39	5
Depreciation and amortization	721	620
Provision for bad debts	30	23
Amortization of nuclear fuel	20	16
Amortization of financing costs and debt discount/premiums	(9)	(26)
Adjustment for debt extinguishment	21	(16)
Amortization of intangibles and out-of-market contracts	22	124
Amortization of unearned equity compensation	24	24
Changes in deferred income taxes and liability for uncertain tax benefits	(514)	(224)
Changes in nuclear decommissioning trust liability	6	25
Changes in derivative instruments	535	174
Changes in collateral deposits supporting energy risk management activities	(297)	(158)
Loss on sale of emission allowances	2	—
Gain on sale of assets	(19)	—
Cash used by changes in other working capital	(64)	(465)
Net Cash Provided/(Used) by Operating Activities	370	(78)
Cash Flows from Investing Activities
Acquisitions of businesses, net of cash acquired	(1,817)	(39)
Capital expenditures	(507)	(1,281)
Increase in restricted cash, net	(6)	(31)
Decrease/(Increase) in restricted cash to support equity requirements for U.S. DOE funded projects	21	(16)
Decrease/(Increase) in notes receivable	2	(11)
Investments in nuclear decommissioning trust fund securities	(340)	(233)
Proceeds from sales of nuclear decommissioning trust fund securities	334	208
Proceeds from renewable energy grants	429	48
Proceeds from sale of assets, net of cash disposed of	77	—
Cash proceeds to fund cash grant bridge loan payment	57	—
Other	(3)	(20)
Net Cash Used by Investing Activities	(1,753)	(1,375)
Cash Flows from Financing Activities
Payment of dividends to common and preferred stockholders	(91)	(73)
Payment for treasury stock	—	(25)
Net (payments for)/receipts from settlement of acquired derivatives that include financing elements	(167)	171
Proceeds from issuance of long-term debt	3,886	1,472
Contributions and sale proceeds from noncontrolling interest in subsidiaries	10	33
Proceeds from issuance of common stock	8	9
Payment of debt issuance costs	(43)	(35)
Payments for short and long-term debt	(2,969)	(816)
Net Cash Provided by Financing Activities	634	736
Effect of exchange rate changes on cash and cash equivalents	(24)	(2)
Net Decrease in Cash and Cash Equivalents	(773)	(719)
Cash and Cash Equivalents at Beginning of Period	2,254	2,087
Cash and Cash Equivalents at End of Period	$1,481	$1,368

Appendix Table A-1: Second Quarter 2014 Regional Adjusted EBITDA Reconciliation

The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to net income/ (loss)

			South	Gulf			NRG
($ in millions)	Retail	Texas	Central	Coast	East	West	Yield	Renewables	Corp	Total
Net Income/(Loss) Attributable to NRG Energy, Inc	(112)	116	18	134	6	33	28	(19)	(167)	(97)
Plus:
Net Income Attributable to Non-Controlling Interest	—	—		—	—	—	6	20	(9)	17
Interest Expense, net	1	—	5	5	11	4	29	33	185	268
Loss on Debt Extinguishment	—	—	—	—	—	—	—	(1)	41	40
Income Tax	1	—	—	—	—	—	2	—	(129)	(126)
Depreciation, Amortization and ARO Expense	33	117	29	146	71	29	36	60	13	388
Amortization of Contracts	2	11	(5)	6	(15)	(1)	—	—	—	(8)
EBITDA	(75)	244	47	291	73	65	101	93	(66)	482
Adjustment to reflect NRG share of Adjusted EBITDA in unconsolidated affiliates	—	—	1	1	—	(1)	8	5	7	20
Integration and Transaction Costs	—	—	—	—	1	—	—	—	39	40
Deactivation Costs	—	—	—	—	—	3	—	—	—	3
Sale of Businesses	—	—	1	1	(1)	—	—	—	—	—
Asset Write Offs and Impairments	—	5	—	5	—	—	—	—	2	7
Market to Market (MtM) Losses/(Gains) on economic hedges	248	(203)	(7)	(210)	83	(1)	—	(1)	—	119
Adjusted EBITDA	173	46	42	88	156	66	109	97	(18)	671

Appendix Table A-2: Second Quarter 2013 Regional Adjusted EBITDA Reconciliation

The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to net income/ (loss)

			South	Gulf			NRG
($ in millions)	Retail	Texas	Central	Coast	East	West	Yield	Renewables	Corp	Total
Net Income/(Loss) Attributable to NRG Energy, Inc	(82)	173	7	180	133	36	35	(22)	(156)	124
Plus:

Net Income Attributable to Non-Controlling Interest	—	—	—	—	—	—	—	9	(2)	7
Interest Expense, net	—		4	4	14	1	6	14	165	204
Loss on Debt Extinguishment	—			—	—	—	—	—	21	21
Income Tax	—			—	—	—	—	—	(63)	(63)
Depreciation, Amortization and ARO Expense	36	112	25	137	98	14	10	24	5	324
Amortization of Contracts	18	12	(5)	7	(10)	(1)	—	—	(2)	12
EBITDA	(28)	297	31	328	235	50	51	25	(32)	629
Adjustment to reflect NRG share of Adjusted EBITDA in unconsolidated affiliates	—			—	—	—	14	5	(4)	15
Integration and Transaction Costs	—			—	—	—	—	—	27	27
Deactivation Costs	—			—	6	2	—	—	—	8
Asset Write Offs and Impairments	—	2	1	3	—	—	—	—	—	3
Market to Market (MtM) Losses/(Gains) on economic hedges	168	(179)	(12)	(191)	(73)	—	—	(2)	—	(98)
Adjusted EBITDA	140	120	20	140	168	52	65	28	(9)	584

Appendix Table A-3: YTD Second Quarter 2014 Regional Adjusted EBITDA Reconciliation

The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to net income/ (loss)

			South	Gulf			NRG
($ in millions)	Retail	Texas	Central	Coast	East	West	Yield	Renewables	Corp	Total
Net Income/(Loss) Attributable to NRG Energy, Inc	179	(208)	5	(203)	225	41	50	(67)	(378)	(153)
Plus:
Net Income Attributable to Non-Controlling Interest	—	—	—	—	—	—	10	3	(7)	6
Interest Expense, net	1	—	35	35	(3)	4	56	58	370	521
Loss on Debt Extinguishment	—	—	—	—	—	—	—	—	81	81
Income Tax	1	—	—	—	—	—	5	—	(163)	(157)
Depreciation, Amortization and ARO Expense	66	235	54	289	140	43	60	107	22	727
Amortization of Contracts	3	21	(9)	12	(19)	(3)	—	—	—	(7)
EBITDA	250	48	85	133	343	85	181	101	(75)	1,018
Adjustment to reflect NRG share of Adjusted EBITDA in unconsolidated affiliates	—	—	1	1	—	(4)	20	3	11	31
Integration and Transaction Costs	—	—	—	—	1	—	—	—	51	52
Deactivation Costs	—	—	—	—	2	4	—	—	—	6
Legal Settlement	4	—	—	—	—	—	—	—	—	4
Sale of Businesses	—	—	(23)	(23)	5	—	—	—	—	(18)
Asset Write Offs and Impairments	—	5	—	5	—	—	—	—	2	7
Market to Market (MtM) Losses/(Gains) on economic hedges	27	33	(4)	29	330	1	—	—	—	387
Adjusted EBITDA	281	86	59	145	681	86	201	104	(11)	1,487

Appendix Table A-4: YTD Second Quarter 2013 Regional Adjusted EBITDA Reconciliation

The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to net income/ (loss)

			South	Gulf			NRG
($ in millions)	Retail	Texas	Central	Coast	East	West	Yield	Renewables	Corp	Total
Net Income/(Loss) Attributable to NRG Energy, Inc	287	(251)	—	(251)	(25)	32	46	(38)	(259)	(208)
Plus:
Net Income Attributable to Non-Controlling Interest	—	—	—	—	—	—	—	10	(2)	8
Interest Expense, net	1	—	8	8	27	—	11	22	328	397
Loss on Debt Extinguishment	—	—	—	—	—	—	—	—	49	49
Income Tax	—	—	—	—	—	—	—	—	(215)	(215)
Depreciation, Amortization and ARO Expense	68	225	49	274	178	28	20	47	15	630
Amortization of Contracts	39	21	(10)	11	(21)	(3)	—	—	(2)	24
EBITDA	395	(5)	47	42	159	57	77	41	(86)	685
Adjustment to reflect NRG share of Adjusted EBITDA in unconsolidated affiliates	—	—	1	1	—	1	20	12	(1)	33
Integration and Transaction Costs	—	—	—	—	—	—	—	—	69	69
Deactivation Costs	—	—	—	—	9	2	—	—	—	11
Asset Write Offs and Impairments	—	2	1	3	—	—	—	—	1	4
Market to Market (MtM) Losses/(Gains) on economic hedges	(152)	197	(37)	160	159	(1)	—	(1)	—	165
Adjusted EBITDA	243	194	12	206	327	59	97	52	(17)	967

Appendix Table A-5: 2014 and 2013 Second Quarter Adjusted Cash Flow from Operations Reconciliations

The following table summarizes the calculation of adjusted cash flow operating activities providing a reconciliation to net cash provided by operating activities

($ in millions)	Three months ended June 30, 2014	Three months ended June 30, 2013 (1)
Net Cash Provided by Operating Activities	(21)	46
Adjustment for change in collateral	(110)	(68)
Reclassifying of net receipts (payments) for settlement of acquired derivatives that include financing elements	56	73
Add: Merger and integration expenses	31	33
Adjusted Cash Flow from Operating Activities	(44)	84
Maintenance CapEx, net[2]	(102)	(80)
Environmental CapEx, net	(36)	(19)
Preferred dividends	(3)	(3)
Distributions to non-controlling interests	(16)	—
Free cash flow — before Growth investments	(201)	(18)

(1) Revised to reflect new Adjusted Cash Flow from Operating Activities methodology

(2) Excludes merger and integration CapEx of $6 million and $5 million in 2014 and 2013, respectively

Appendix Table A-6: 2014 and 2013 YTD Second Quarter Adjusted Cash Flow from Operations Reconciliations

The following table summarizes the calculation of adjusted cash flow operating activities providing a reconciliation to net cash provided by operating activities

($ in millions)	Six months ended June 30, 2014	Six months ended June 30, 2013 (1)
Net Cash Provided by Operating Activities	370	(78)
Adjustment for change in collateral	297	158
Reclassifying of net receipts (payments) for settlement of acquired derivatives that include financing elements	(167)	171
Add: Merger and integration expenses	64	80
Adjusted Cash Flow from Operating Activities	564	331
Maintenance CapEx, net[2]	(164)	(170)
Environmental CapEx, net	(86)	(33)
Preferred dividends	(5)	(5)
Distributions to non-controlling interests	(23)	—
Free cash flow — before Growth investments	286	123

(1) Revised to reflect new Adjusted Cash Flow from Operating Activities methodology

(2) Excludes merger and integration CapEx of $11 million and $10 million in 2014 and 2013, respectively

Appendix Table A-7: Alta Wind Projected Reg G.

The following table summarizes the calculation of Adjusted EBITDA and CAFD and provides a reconciliation to income before taxes:

(dollars in millions)	FY 2016 Run Rate
Income Before Taxes	35
Adjustments to net income to arrive at Adjusted EBITDA:
Depreciation and amortization	100
Adjustment to reflect report equity earnings	—
Interest expense, net	85
Adjusted EBITDA	220
Cash Interest Paid	(85)
Working Capital / Other	—
Maintenance capital expenditures	(5)
Principal amortization of indebtness	(60)
Cash Available for Distribution	70

Appendix Table A-8: Adjusted NRG Yield Drop Down Assets Projected Reg G.

The following table summarizes the calculation of Adjusted EBITDA and CAFD and provides a reconciliation to income before taxes:

(dollars in millions)	2014 2H Drop Downs
Income Before Taxes	38
Adjustments to net income to arrive at Adjusted EBITDA:
Depreciation and amortization	45
Adjustment to reflect report equity earnings	0
Interest expense, net	37
Adjusted EBITDA	120
Cash Interest Paid	(37)
Working Capital / Other	(1)
Maintenance capital expenditures	—
Principal amortization of indebtness	(47)
Cash Available for Distribution	35

EBITDA and Adjusted EBITDA are non-GAAP financial measures. These measurements are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. The presentation of Adjusted EBITDA should not be construed as an inference that NRG’s future results will be unaffected by unusual or non-recurring items.

EBITDA represents net income before interest (including loss on debt extinguishment), taxes, depreciation and amortization. EBITDA is presented because NRG considers it an important supplemental measure of its performance and believes debt-holders frequently use EBITDA to analyze operating performance and debt service capacity. EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are:

•                  EBITDA does not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments;

•                  EBITDA does not reflect changes in, or cash requirements for, working capital needs;

•                  EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments;

•                  Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and

•                  Other companies in this industry may calculate EBITDA differently than NRG does, limiting its usefulness as a comparative measure.

Because of these limitations, EBITDA should not be considered as a measure of discretionary cash available to use to invest in the growth of NRG’s business. NRG compensates for these limitations by relying primarily on our GAAP results and using EBITDA and Adjusted EBITDA only supplementally. See the statements of cash flow included in the financial statements that are a part of this news release.

Adjusted EBITDA is presented as a further supplemental measure of operating performance. Adjusted EBITDA represents EBITDA adjusted for mark-to-market gains or losses, asset write offs and impairments; and factors which we do not consider indicative of future operating performance. The reader is encouraged to evaluate each adjustment and the reasons NRG considers it appropriate for supplemental analysis. As an analytical tool, Adjusted EBITDA is subject to all of the limitations applicable to EBITDA. In addition, in evaluating Adjusted EBITDA, the reader should be aware that in the future NRG may incur expenses similar to the adjustments in this news release.

Adjusted cash flow from operating activities is a non-GAAP measure NRG provides to show cash from operations with the reclassification of net payments of derivative contracts acquired in business combinations from financing to operating cash flow, as well as the add back of merger and integration related costs. The Company provides the reader with this alternative view of operating cash flow because the cash settlement of these derivative contracts materially impact operating revenues and cost of sales, while GAAP requires NRG to treat them as if there was a financing activity associated with the contracts as of the acquisition dates. The Company adds back merger and integration related costs as they are one time and unique in nature and do not reflect ongoing cash from operations and they are fully disclosed to investors.

Free cash flow (before Growth investments) is adjusted cash flow from operations less maintenance and environmental capital expenditures, net of funding, and preferred stock dividends and is used by NRG predominantly as a forecasting tool to estimate cash available for debt reduction and other capital allocation alternatives. The reader is encouraged to evaluate each of these adjustments and the reasons NRG considers them appropriate for supplemental analysis. Because we have mandatory debt service requirements (and other non-discretionary expenditures) investors should not rely on free cash flow before Growth investments as a measure of cash available for discretionary expenditures.